Exhibit 99.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Yahoo! Inc. (the “Company”) for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Terry S. Semel, as Chief Executive Officer of the Company, and Susan L. Decker, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his and her knowledge, respectively, that:

(1)           The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Terry S. Semel
Name: Terry S. Semel Title: Chief Executive Officer Date: May 14, 2003

/s/ Susan L. Decker
Name: Susan L. Decker Title: Chief Financial Officer Date: May 14, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002  has been provided to Yahoo! Inc. and will be retained by Yahoo! Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.